As filed with the Securities and Exchange Commission on February 27, 2025

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CULLINAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-3879991
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One Main Street Suite 1350 Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Cullinan Therapeutics, Inc. 2021 Stock Option and Incentive Plan
Cullinan Therapeutics, Inc. 2021 Employee Stock Purchase Plan

(Full Title of the Plan)

Nadim Ahmed

President and Chief Executive Officer

Cullinan Therapeutics, Inc.

One Main Street

Suite 1350

Cambridge, MA 02142
(Name and Address of Agent For Service)

(617) 410-4650

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2021 Stock Option and Incentive Plan (the “2021 Stock Plan”) of Cullinan Therapeutics, Inc. (formerly Cullinan Oncology, Inc.) (the “Registrant”) and the 2021 Employee Stock Purchase Plan of the Registrant (the “ESPP”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-251943, filed with the Securities and Exchange Commission (the “SEC”) on January 7, 2021 by the Registrant, relating to the 2021 Stock Plan and the ESPP, (ii) the Registration Statement on Form S-8, File No. 333-263428, filed with the SEC on March 10, 2022 by the Registrant, relating to the 2021 Stock Plan and the ESPP, (iii) the Registration Statement on Form S-8, File No. 333-270387, filed with the SEC on March 9, 2023 by the Registrant relating to the 2021 Stock Plan and the ESPP, and (iv) the Registration Statement on Form S-8, File No. 333-277914, filed with the SEC on March 14, 2024 by the Registrant relating to the 2021 Stock Plan and the ESPP, except for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

Item 8. Exhibits.

The following exhibits are incorporated herein by reference:

Exhibit Number	Description

4.1

Second Amended and Restated Certificate of Incorporation of the Registrant, as amended by the Certificate of Amendment, effective as of April 15, 2024 (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2024).

4.2

Third Amended and Restated Bylaws of the Registrant, effective as of April 15, 2024 (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on April 16, 2024).

5.1*	Opinion of Ropes & Gray LLP, counsel to the Registrant.

23.1*	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature pages of this registration statement).

99.1

2021 Stock Option and Incentive Plan and form of award agreements thereunder (incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-251512) filed with the SEC on January 4, 2021).

99.2	2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-251512) filed with the SEC on January 4, 2021).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 27th day of February, 2025.

Cullinan Therapeutics, Inc.

Date: February 27, 2025	By:	/s/ Nadim Ahmed
Name: Nadim Ahmed
Title: President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Cullinan Therapeutics, Inc., hereby severally constitute and appoint Nadim Ahmed and Mary Kay Fenton, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Cullinan Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Nadim Ahmed	President, Chief Executive Officer and Director	February 27, 2025
Nadim Ahmed	(Principal Executive Officer)

/s/ Mary Kay Fenton	Chief Financial Officer	February 27, 2025
Mary Kay Fenton	(Principal Financial and Accounting Officer)

/s/ Anne-Marie Martin		February 27, 2025
Anne-Marie Martin	Director

/s/ David Meek		February 27, 2025
David Meek	Director

/s/ Anthony Rosenberg		February 27, 2025
Anthony Rosenberg	Director

/s/ David P. Ryan, M.D.		February 27, 2025
David P. Ryan, M.D.	Director

/s/ Mary Thistle		February 27, 2025
Mary Thistle	Director

/s/ Stephen Webster		February 27, 2025
Stephen Webster	Director